Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 13, 2026, relating to the consolidated financial statements of monday.com Ltd. and the effectiveness of monday.com Ltd.’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of monday.com Ltd. for the year ended December 31, 2025.

Brightman Almagor Zohar & Co.
Certified Public Accountants
A Firm in the Deloitte Global Network

Tel Aviv, Israel

March 13, 2026